EXHIBIT 99.1

BOCA RATON, Fla. - July 6, 2005 — Airspan Networks Inc (NASDAQ: AIRN), a leading worldwide provider of broadband wireless access networks, including WiMAX standard systems, today announced preliminary second quarter results.

Revenues for the second quarter are expected to be in the range of $21 million, approximately 12% below the previous forecast of $23.8 million.  The principal cause of this fall off was the lack of availability of a component used in the manufacture of some Proximity products.  As a result, the Company was unable to fulfill all of the orders it had booked for June delivery.  A new supplier of this component is now fully operational, and the Company expects improved revenues from this product line in the third quarter.

As a result, the Company also expects its second-quarter operating loss to be wider than the previously forecast $2.9 million. Reduced revenues will yield reduced gross margins. The Company also incurred $0.5 million in unforeseen product and period costs in the quarter that it believes will be negated in future periods by cost reduction efforts.  The Company also expects to take an additional restructuring charge of up to $1.2 million related to certain facility leaseholds and other items.

The Company is providing preliminary third quarter revenue guidance in the range of $28 million. Commenting on the Company’s performance, Airspan’s President and CEO stated: “We are obviously disappointed with these preliminary results.  However, order input in the second quarter was good, the third-quarter outlook is robust, and the strong response to our WiMAX product line introduction is encouraging for the longer term future of the Company.”

The Company will provide full quarterly information and additional guidance in conjunction with its second quarter earnings release and conference call.  It expects to report final results for the second quarter on August 3, 2005, with a conference call following the release.  Details of the conference call will be announced in the near future.

About Airspan Networks Inc.

Airspan Networks provides wireless voice and data systems and solutions, including Voice Over IP (VoIP), to both licensed and unlicensed operators around the world in frequency bands between 700 MHz and 6 GHz, including both PCS and 3.5GHz international bands. Airspan has a strong product evolution roadmap that includes offerings compliant with the new 802.16-2004 standard, and with built-in 802.16e capability.  Airspan is on the Board and a founder member of the WiMAX Forum.  The Company has deployments with more than 300 operators in more than 100 countries. Airspan’s systems are based on radio technology that delivers excellent area coverage, high security and resistance to fading. Airspan’s systems can be deployed rapidly and cost effectively, providing an attractive alternative to traditional wired communications networks. Airspan also offers radio planning, network installation, integration, training and support services to facilitate the deployment and operation of its systems. Airspan is headquartered in Boca Raton, Florida with its main operations center in Uxbridge, United Kingdom.

More information on Airspan can be found at http://www.airspan.com

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, including statements regarding the strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of Airspan and its management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  Airspan may not actually achieve the plans, intentions or expectations disclosed in their forward-looking statements and readers should not place undue reliance on these forward-looking statements. Airspan is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including Airspan’s Annual Report on Form 10-K for the year ended December 31, 2004.  You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. Airspan assumes no obligation to update any forward-looking statements.

For inquiries, contact:

Airspan Networks:
Peter Aronstam
Chief Financial Officer
Tel: +1 561 893-8682
Fax: +1 561 893-8671
Email: paronstam@airspan.com